UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2022

ALLEGRO MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware		001-39675	46-2405937
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

955 Perimeter Road
Manchester,	New Hampshire		03103
(Address of principal executive offices)			(Zip Code)

(603) 626-2300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 1, 2022, the Board of Directors of Allegro MicroSystems, Inc. (the “Company”) appointed Michael C. Doogue, the Company’s Senior Vice President of Technology and Products, to the new role of Senior Vice President, Chief Technology Officer, effective September 1, 2022. Mr. Doogue has served as Senior Vice President of Technology and Products since 2019, and he has held progressive engineering and executive leadership roles at the Company since joining in 1998.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date:	September 1, 2022	By:	/s/ Sharon S. Briansky
Sharon S. Briansky
Senior Vice President, General Counsel and Secretary